SHORT TERM PROMISSORY NOTE

$110,405.26 February 20, 2020

FOR VALUE RECEIVED, Alternative Hospitality, Inc., a Nevada corporation with a principal place of business located at 1300 S Jones Blvd., Las Vegas, NV 89146 (the "Borrower"), promises to pay to the order of Pyrros One, LLC (the "Holder"), at the Holder's address, 212 Desert View St., Las Vegas, NV 89146 or at such other place as the Holder may designate in writing from time to time, the principal sum of one-hundred ten thousand four hundred five and 26/100 Dollars ($110,405.26) in lawful money of the United States of America, together with interest as provided herein (the "Note").

1. **Interest; Related Party.** This Note shall bear interest at the rate of nine (9%) percent per annum (the "APR") with monthly interest-only payments in the amount of eight hundred twenty-five and 00/100 Dollars ($825.00) due on or before the twentieth day of each month commencing on April 20, 2020. Notwithstanding the foregoing the Borrower shall make an interest and principal reduction payment in the amount of one thousand two hundred thirty-three and 30/100 Dollars ($1,233.30) on or before March 20, 2020. The parties hereto acknowledge that this is a related party transaction in that the Holder's sole Member is the Rea Non-Revocable Spendthrift Trust (the "Trust"). The beneficiary of the Trust is Paris Balaouras who is a Director of the Borrower and is the Chief Executive Officer and largest shareholder of the Borrower's parent Borrower MJ Holdings, Inc.

2. **Security.** The Holder shall be granted a security interest in that certain real property located at 1300 S Jones Blvd, Las Vegas, NV 89146 owned by MJ Holdings, Inc., the parent Borrower of the Borrower (the "Property"). This security interest shall be junior to the purchase money security interest (the "First Priority Security Interest") in the Property held via a Deed of Trust in favor of the Felix DeHerrera Family Trust.

3. **Maturity Date; Principal Payment; Prepayment.** The entire principal balance of this Note shall be due and payable in full on the maturity date, which shall be February 19, 2021 the (the "Maturity Date"). The Borrower shall be entitled to prepay all or any portion of this Note prior to the Maturity Date without penalty, and without prior notice or the consent of Holder. Any pre-payments made hereunder shall first be applied to any accrued interest and then to outstanding principal. Any pre-payment made hereunder that reduces the outstanding principal amount shall result in the recalculation of the monthly interest-only payment which shall be equal to the remaining principal balance multiplied by nine (9%) percent and then divided by twelve (12).

4. **Acceleration of Maturity.** This Note shall automatically become due and payable without notice or demand if the Borrower shall (a) admit in writing its inability to pay its debts as they mature, (b) make a general assignment for the benefit of creditors, (c) file a voluntary petition for bankruptcy or for a reorganization or to effect a plan or other arrangement of creditors, (d) have filed

against it a creditor's petition or other petition for an adjudication in bankruptcy or for a reorganization, and the Borrower files an answer to such petition admitting the material allegations thereof, or (e) apply for or permit the appointment of a receiver, trustee, or custodian for its property or assets.

5. **Termination of Rights.** All rights with respect to this Note shall terminate upon the repayment of the Note, whether or not this Note has been surrendered to the Borrower for cancellation, or upon any default or failure to pay which is not resolved within five (5) days from the date of thereof.

6. **Waiver and Amendment.** Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and the Holder.

7. **Remedies.** If this Note is not paid when due, or is collected or is attempted to be collected by the initiation or prosecution of any suit before any court or by any other judicial proceeding, or is placed in the hands of an attorney for collection, then the Holder shall be entitled to collect, in addition to all of the amounts owing hereunder, all court costs and reasonable attorneys' fees incurred by the Holder. The Borrower hereby waives demand, presentment for payment, notice of non-payment, protest, and all other notice, filing of suit and diligence in collecting this Note.

8. **Successors and Assigns.** The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and permitted transferees and assigns of the parties. No party may transfer or assign its obligations hereunder, by operation of law or otherwise, without the prior written consent of the other parties.

9. **Governing Law.** This Note shall be governed by and construed in all respects according to the laws of the State of Nevada, without regard to principles of conflicts of law. The parties hereto explicitly agree that the terms of this Note do not in any way whatsoever violate the usury laws of the State of Nevada and that any alleged violation thereof may not be claimed as a defense to any of the terms of this Note.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the undersigned Officer of the Borrower, under approval of its Members, has caused this Note to be executed as of the date first above written.

Alternative Hospitality, Inc.

By: Terrence M. Tierney

Name: Terrence M. Tierney –Secretary

ACKNOWLEDGEMENT BY HOLDER:

Signature

Pyrnos One LLC
212 Desert View St
Las Vegas NV 89107